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                                 EX-99.B11(d)

                          Consent of Ernst & Young LLP
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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" and "Auditors" with respect to the financial statements of Ohio Municipal Money Market Fund (formerly A.T. Ohio Tax Free Money Fund), in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-8982) and related Prospectus of Ohio Municipal Money Market Fund (a portfolio of The Victory Portfolios).




Pittsburgh, Pennsylvania
December 19, 1995